AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1998
                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          CRYO-CELL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------

          DELAWARE                                       22-302-3093
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              ---------------------
                      3165 McMullen Booth Road, Building #5
                              Clearwater, FL 33761
                                 (727) 723-0333
    (Address of Registrant's principal executive offices, including zip code)

                              ---------------------

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                     Daniel Richard, Chief Executive Officer
                      3165 McMullen Booth Road, Building #5
                              Clearwater, FL 33761
                                 (727) 723-0333
            (Name, address and telephone number of agent for service)

                              ---------------------

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

                              --------------------


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
        Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
         to be Registered               Registered      Offering Price per  Aggregate Offering   Registration Fee
                                                               Share               Price
===================================================================================================================
  Common Stock, $0.01 Par Value(1)       200,000(1)           $1.00(2)           $200,000             $60.60
===================================================================================================================

---------------------
(1) Includes 200,000 shares of common stock, issuable for investor relation services to Saggi Capital Corp.
(2) The registration fee is based upon the exercise price of the options at $1.00 per share calculated pursuant to Rule 457(c).

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Annual Report on Form 10-KSB filed for the year ended November 30, 1997 and all of the Company's Quarterly Reports on Form 10-QSB for the quarters ended February 28, 1998, May 31, 1998 and August 31, 1998 and description of the Company's Common Stock contained in the Company's Form 8-A dated February 4, 1994.

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Shares of Common Stock share equally in dividends, when and if declared, and share ratably in net assets upon liquidation. There are no redemption rights nor are there any pre-emptive rights. Each share has one vote and there is no cumulative voting. Further, each outstanding share is, and each share to be issued will be, fully paid and non-assessable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws and the Delaware General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                      S2

Item 8.  EXHIBITS

         The following is a list of exhibits filed as part of the Registration
Statement:

         4.1      Investor Relations Agreement with Saggi Capital Corp.

         4.2      Stock Option Agreement.

         5        Opinion of Gerald A. Kaufman.

         23.1     Consent of Gerald A. Kaufman (included in 5 above).

         23.2     Consent of Mirsky, Furst & Associates, P.A.

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       S3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on November 19, 1998.

                          CRYO-CELL INTERNATIONAL, INC.

                                By:   /s/ DANIEL D. RICHARD
                                      ---------------------------
                                      Daniel D. Richard, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on and on the date indicated.

/s/ DANIEL D. RICHARD
---------------------
Daniel D. Richard, Chief Executive Officer, Director

Date: NOVEMBER 19, 1998
      -----------------

/s/ GERALD F. MAASS
-------------------
Gerald F. Maass, Executive V.P, General Manager, Director

Date: NOVEMBER 19, 1998
      -----------------

/s/ JILL M. TAYMANS
-------------------
Jill M. Taymans, Chief Financial Officer

Date: NOVEMBER 19, 1998
      -----------------

/s/ FREDERICK C.S. WILHELM
--------------------------
Frederick C.S. Wilhelm, Director

Date: NOVEMBER 19, 1998
      -----------------

/s/ ED MODZELEWSKI
------------------
Ed Modzelewski, Director

Date: NOVEMBER 19, 1998
      -----------------

                                       S4

                                INDEX TO EXHIBITS

Exhibit Number      Description                                           Pages

    4.1             Investor Relations Agreement with Saggi Capital Corp.   S6

    4.2             Option Agreement with Saggi Capital Corp.               S9

    5               Opinion of Gerald A. Kaufman                            S10

    23.1            Consent of Counsel                             See Exhibit 5

    23.2            Consent of Mirsky, Furst & Associates, P.A.             S12


                                       S5